Exhibit 3.1
AZZ INC.

BYLAWS

(Amended and Restated as of April 24, 2023)

Contents

Article. 1:    Offices

        1.01     Principal Office
        1.02     Registered Office
        1.03    Other Offices

Article. 2:    Meetings of Shareholders

        2.01     Place of Meetings
        2.02     Annual Meeting
        2.03     Special Meetings
        2.04     Notice of Meetings
        2.05    Voting Lists
        2.06    Quorum
        2.07    Organization of Meetings
        2.08    Business to be Conducted
        2.09    Proxies
        2.10    Voting of Shares
        2.11    Voting of Shares by Certain Holders
        2.12     Record Date; Closing Transfer Books

Article. 3:    Directors

        3.01    Management
        3.02    Number; Qualification; Election; Term
        3.03    Change in Number
        3.04    Resignation
        3.05     Removal
        3.06    Vacancies
        3.07    Election of Directors
        3.08    Nomination of Directors
        3.09    Place of Meetings
        3.10    First Meetings
        3.11    Regular Meetings
        3.12    Special Meetings
        3.13    Quorum; Majority Vote
        3.14    Compensation
        3.15    Procedure
        3.16    Interested Directors, Officers and Shareholders
        3.17    Committees of the Board
        3.18    Advisory Directors
Article. 4:    Notice and Attendance through Use of Electronic Equipment

        4.01    Method
        4.02    Waiver

        4.03    Telephone and Similar Meetings

Article. 5:    Officers and Agents

        5.01    Number; Qualification; Election; Term
        5.02    Removal
        5.03    Vacancies
        5.04    Authority
        5.05    Compensation
        5.06    Chairman of the Board
        5.07    Chief Executive Officer
        5.08    President
        5.09    Vice President and Other Officers
        5.10    Secretary
        5.11    Assistant Corporate Officers
        5.12    Treasurer

Article. 6:    Certificates and Shareholders

        6.01    Certificates
        6.02    Replacement of Lost or Destroyed Certificates
        6.03    Transfer of Shares
        6.04    Registered Shareholders
        6.05    Pre-Emptive Rights
        6.06    Repurchased and Treasury Stock
        6.07    Dividends and Reserves

Article. 7:    General Provisions

        7.01     Books and Records
        7.02    Annual Statement
        7.03    Contracts
        7.04    Loans
        7.05    Checks, drafts, etc.
        7.06    Deposits
        7.07    Fiscal Year
        7.08    Seal
        7.09    Resignation
        7.10    Amendment of Bylaws
        7.11    Construction
        7.12    Relation to Laws and Certificate
        7.13    Dispute Resolution

Article. 8:    Indemnification

        8.01    Indemnification; Insurance

Article. 9: Transition Provisions

        9.01    Prior Bylaws
        9.02    Directors and Officers
        9.03    Effect of Article 9

Article 1: Offices

    Section 1.01.    Principal Office. The principal office of AZZ Inc. (the “Corporation”) shall be maintained in Tarrant County, Texas.

    Section 1.02. Registered Office. The registered office of the Corporation shall be maintained in the State of Texas as required by law. The registered office of the Corporation may be, but need not be, the same as the principal office. The address of the registered office may be changed from time to time by the Board of Directors of the Corporation (the “Board”) in the manner provided by law.

    Section 1.03.    Other Offices. The Corporation may also have offices at such other places, both within and without the State of Texas, as the Board may from time to time determine or the business of the Corporation may require.

Article 2: Meetings of Shareholders

    Section 2.01.    Place of Meetings. The Board may designate any place, either within or without the State of Texas, as the place of meeting for any annual meeting or for any special meeting called by the Board. If no designation is made, or if a special meeting is called other than by the Board, the place of meeting shall be the principal office of the Corporation.

    Section 2.02. Annual Meeting. (a) The annual meeting of shareholders shall be held each year at a time and on a day as may be selected by the Board. At the meeting, the shareholders shall elect Directors and transact such other business as may properly come before the meeting.

        (b)    If an annual meeting is omitted by oversight or otherwise and not held as provided herein, an annual meeting may be called at a later date in the manner provided for special meetings, and business transacted at such a meeting shall be valid as if transacted at an annual meeting held as provided herein.

    Section 2.03.    Special Meetings. (a) Unless otherwise prescribed by law or by the Amended and Restated Certificate of Formation of the Corporation (the “Certificate”) or these Bylaws, special meetings of the shareholders may be called for any purpose by (i) the Chairman of the Board (ii) the President, if no Chairman of the Board has been elected, (iii) the Board, or (iv) the holders of at least fifteen percent of all of the shares entitled to vote at the meetings.

        (b)    Business transacted at any special meetings shall be confined to the purpose or purposes stated in the notice of the meeting.

    Section 2.04.    Notice of Meetings. (a) Written or printed notice of all meetings of shareholders stating the place, day and hour thereof, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered by personal delivery by mail or other permissible electronic transmissions, not less than ten (10) days nor more than sixty (60) days before the date of the meeting, to each shareholder entitled to vote at the meeting. If mailed, notice shall be deemed delivered when deposited in the United States mail addressed to the shareholder at their address as it appears on the share transfer records of the Corporation, with postage thereon prepaid.

        (b)    Delivery of any notice of a shareholder meeting to any officer or manager of a corporation, company or association, or to any member of a partnership or limited liability company, shall constitute delivery of the notice to the corporation, company, association or partnership.

    Section 2.05.    Voting Lists. (a) At least ten (10) days before each meeting of shareholders, the officer or agent having charge of the share transfer records of the Corporation shall make a complete list of shareholders entitled to vote at the meeting. The list shall be arranged in alphabetical order and show the address of each shareholder and the number of shares held by each. For a period of ten (10) days prior to the meeting, the list shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share transfer records shall be prima facie evidence as to who are the shareholders entitled to examine such list or share transfer records or to vote at any meeting of shareholders.

        (b)    Failure to comply with the requirements of this Section 2.05 with respect to any meeting of shareholders shall not affect the validity of any action taken at such meeting.

    Section 2.06. Quorum. (a) The holders of a majority of the shares issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at any meeting of shareholders except as otherwise provided by law, the Certificate or these Bylaws. Once a quorum is present, the shareholders may continue to transact business properly brought before the meeting until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

        (b)    If a quorum is not present at any meeting of shareholders, the shareholders entitled to vote at the meeting, present in person or represented by proxy may, by majority vote, adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. At an adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting under the notice of the meeting as originally provided.

        (c)    For the purposes of determining the presence of a quorum, abstentions and broker non-votes, as defined in Section 2.10(c), shall be treated as shares present and entitled to vote.

    Section 2.07. Organization of Meetings. (a) The Chairman of the Board shall preside at all meetings of the shareholders. In the absence of the Chairman of the Board or if no Chairman has been elected, the President or, in his or her absence, such other designated officer shall preside. In the absence of all of these officers, any shareholder or the duly appointed proxy of any shareholder may call the meeting to order and a chairman shall be elected from among the shareholders present.

        (b)    The Secretary of the Corporation shall act as secretary at all meetings of the shareholders. In the absence of the Secretary, an Assistant Secretary shall so act, or, in the absence of all of these officers, the person presiding at a meeting may appoint any person to act as secretary of the meeting.

    Section 2.08. Business to be Conducted. (a) Only such business may be conducted at an annual or special meeting of the shareholders as shall have been properly brought before the meeting in accordance with this Section 2.08. To be properly brought before an annual meeting or before a special meeting called by shareholders pursuant to Section 2.03(a)(iv), business must be (i) specified in the notice of meeting given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) properly brought before the meeting by a shareholder of record entitled to vote at such meeting. The fact that business is being properly brought before a meeting by or at the direction of the Board shall not excuse or eliminate the need of a shareholder to comply with this Section 2.08 in order to properly bring business before such meeting. To be properly brought before a special meeting called pursuant to Section 2.03(a)(i), (ii) or (iii), business must be (i) specified in the notice of meeting given by or at the direction of the Board or (ii) otherwise properly brought before the meeting by or at the direction of the Board.

        (b)    In addition to any other applicable requirements, for business to be properly brought before an annual or special meeting by a shareholder, the shareholder must give the Secretary of the Corporation timely written notice as required by this Section 2.08(b). To be timely, a shareholder’s notice must be received at the principal office of the Corporation not less than ninety (90) days nor more than one-hundred twenty (120) days prior to the annual meeting.

        (c)    A shareholder’s notice to the Secretary must set forth the following information regarding the matters proposed to be brought before the annual or special meeting: (i) a brief description of each business matter which the shareholder proposed to bring before the meeting, the text of the proposal or business and the text of any resolutions proposed for consideration, (ii) the reasons for bringing each such business matter before the meeting, (iii) in the event that the proposed business includes a proposal to amend these Bylaws, the complete text of the proposed amendment, and (iv) any material interest of the proposing shareholder in such business, including, without limitation, any anticipated benefit to the shareholder from the approval of such business.

        (d)    A shareholder’s notice to the Secretary with respect to an annual or special meeting must set forth certain information regarding such shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, including (i) the name and record address of the shareholder giving such notice, (ii) the class and number of shares of the Corporation which are beneficially owned by the shareholder, (iii) any derivative, short, hedged or other economic interest in the shares of the Corporation held by such shareholder (which information shall be required to be supplemented by such shareholder not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date), (iv) whether and to what extent any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such shareholder with respect to any shares of the capital stock of the Corporation, without regard to whether such transaction is required to be reported or disclosed to the United States Securities and Exchange Commission (the “SEC”), (v) a representation as to whether the shareholder intends to solicit proxies, (vi) a representation as to whether such shareholder intends to appear in person or by proxy at the meeting to bring the proposal before the meeting, (vii) a description of all agreements, arrangements or understandings (whether oral or in writing) with respect to the nomination or proposal between such shareholder and/or such beneficial owner, any of their respective affiliates or associates, and any other person or persons (each of the foregoing, a “Shareholder Associated Person”), including, in the case of a nomination, the nominee, including any agreements, arrangements or understandings relating to any compensation or payments to be paid to any such proposed nominee, pertaining to the nomination or other business proposed to be brought before the meeting of shareholders (which description shall identify the name of each other person who is a party to such agreement, arrangement or understanding), (viii) the names and addresses of other shareholders and beneficial owners known by any shareholder giving the notice (and/or beneficial owner, if any, on whose behalf the nomination or proposal is made) to support such nomination or proposal, and to the extent known, the class and number of all shares of the capital stock of the Corporation owned beneficially and/or of record by such other shareholder(s) and/or beneficial owner(s), (ix) any material interest of the shareholder in such business, (x) such other information regarding the shareholder in his or her capacity as a proponent of a shareholder proposal that would be required to be disclosed in a proxy statement or other filing with the SEC required to be made in connection with the contested solicitation of proxies pursuant to the SEC’s proxy rules and (xi) a statement as to whether or not such shareholder or any Shareholder Associated Person will (a) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s voting shares reasonably believed by such party, as the case may be, to be sufficient under applicable law to approve or adopt the proposal or elect the nominee, (b) otherwise solicits proxies or votes from shareholders in support of such proposal or nomination and/or (c) solicit proxies in support of any proposed nominee in accordance with Rule 14a-19 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

        (e)    Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual or special meeting unless properly brought before the meeting in accordance with this Section 2.08, irrespective of whether the shareholder bringing such business before the meeting is seeking to have the proposal for such business included in the Corporation’s proxy statement filed on Schedule 14A with respect to an annual or special meeting pursuant to Rule 14a-8 of the Exchange Act, or whether such shareholder intends to prepare and mail his or her own proxy statement. If the chairman of a meeting should find that the facts warrant a determination that a business matter is not properly brought before the meeting in accordance with this Section 2.08, he shall so declare to the meeting, and the matter shall not be considered at the meeting.

    Section 2.09. Proxies. (a) At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy executed in writing by the shareholder or by his or her duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless the proxy form expressly and conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. All proxies shall be filed with the Secretary of the Corporation prior to or at the time of the meeting at which they are to be voted. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.

        (b)    In the event that any instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting or, if only one shall be present, then that one, shall have and may exercise all of the powers conferred by such written instrument upon all the persons so designated unless the instrument shall otherwise provide.

    Section 2.10. Voting of Shares. (a) Subject to Section 2.12, each holder of record of any class or series of the Corporation’s stock, shall be entitled at each meeting of shareholders to one vote for each share of such stock, in each case registered in such holder’s name on the books of the Corporation on the record date designated by the Board, on each matter submitted to a vote at the meeting. Once a quorum is present at any meeting of shareholders, the vote of the holders of a majority of shares entitled to vote and present in person or represented by proxy shall decide any question brought before the meeting unless the question is one upon which, by express provision of law or the Certificate or these Bylaws, a different vote is required in which case such express provision shall control the decision of the question.

        (b)    For the purpose of determining whether a majority, or any different required vote of shares present and entitled to vote, has voted affirmatively on a particular question, only those shares voted “for” or “against” such questions shall be included in the count. Abstentions and broker non-votes shall not be counted even though such shares shall be considered present and entitled to vote for the purposes of determining the presence of a quorum under Section 2.06.

        (c)    As used in these Bylaws, the term “abstention” means shares which are not voted “for” or “against” a question by a holder or holders present in person or represented by proxy at the meeting and entitled to vote such shares on the question, and the term “broker non-votes” means shares represented at a meeting by proxies held by brokers or nominees as to which instructions have not been received from the beneficial owner or persons entitled to vote and as to which the broker or nominee does not have discretionary power to vote on the question.

        (d)    Any vote at a shareholders meeting may be taken by voice vote or by show of hands unless a shareholder or the duly appointed proxy of a shareholder entitled to vote on the question objects in which case the vote shall be taken by written ballets.

    Section 2.11. Voting of Shares by Certain Holders. (a) Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may authorize or, in the absence of such authorization, as the board of directors of such corporation may determine.

        (b)    Shares held by an administrator, executor, guardian or conservator may be voted by him so long as the shares are part of the estate being served by him, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his or her name as trustee.

        (c)    Shares standing in the name of a receiver may be voted by the receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into the receiver’s name if authority to do so has been given in an appropriate order of the court by which the receiver was appointed.

        (d)    A shareholder whose shares are pledged may vote the shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee may vote the shares so transferred.

        (e)    Shares of the Corporation’s stock either (i) owned by the Corporation itself, (ii) owned by another corporation, the majority of the voting stock of which is owned or controlled by the Corporation, or (iii) held by the Corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

    Section 2.12. Record Date; Closing Transfer Books. (a) The Board may fix in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of the shareholders, the record date to be not less than ten (10) nor more than sixty (60) days prior to the meeting, or the Board may close the stock transfer books for such purpose for a period of not less than ten (10) nor more than 60 days prior to such meeting.

        (b)    In the absence of action by the Board fixing a record date, the date upon which the notice of the meeting is mailed shall be the record date for the purpose of determining shareholders entitled to vote at the meeting.

Article 3: Directors

    Section 3.01.    Management. The business and affairs of the Corporation shall be managed by the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not, by law, the Certificate or these Bylaws, required to be exercised or done by the shareholders.

    Section 3.02. Number; Qualification; Election; Term. The Board of Directors shall consist of up to twelve (12) Directors, none of whom need be shareholders of the Corporation or residents of the State of Texas. At each annual shareholders meeting, Directors shall be elected, and the Directors so elected shall hold office until the immediately succeeding annual shareholders meeting after their election and until their successors are elected and qualified.

    Section 3.03. Change in Number. The number of Directors may be increased or decreased from time to time by amendment to these Bylaws, but no decrease shall have the effect of shortening the term of any incumbent Director. Any directorship to be filled by reason of an increase in the number of Directors may be filled by the Board or by election at an annual meeting of shareholders or at a special meeting of shareholders called for that purpose. Any Director elected to the Board to fill a directorship resulting in an increase in the number of Directors shall hold office for a term continuing only until the next election of Directors by shareholders.

    Section 3.04. Resignation. Any Director may resign at any time by giving written notice to the Chairman of the Board, the President or the Secretary. A Director’s resignation shall take effect at the time specified in the resignation. Unless otherwise provided in the resignation, the acceptance of a resignation shall not be necessary to make it effective.

    Section 3.05. Removal. Any Director may be removed, either with or without cause, at any meeting of shareholders expressly called for that purpose by the affirmative vote of more than two-thirds in number of shares of the shareholders present in person or represented by proxy at such meeting and entitled to vote for the election of Directors.

    Section 3.06. Vacancies. (a) Any vacancy occurring in the Board by death, resignation or removal of a Director may be filled by an affirmative vote of a majority of the remaining Directors though less than a quorum of the Board. A Director elected to fill such a vacancy shall be elected for the unexpired term of his or her predecessor in office.

        (b)    Any vacancy resulting from an increase in the number of directors shall be filled as provided in Section 3.03.

    Section 3.07. Election of Directors. Each Director shall be elected by the vote of the majority of the votes cast with respect to the Director at any meeting for the election of Directors at which a quorum is present, provided that if the number of nominees exceeds the number of Directors to be elected, the Directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of Directors. Cumulative voting shall not be permitted. For purposes of this Section 3.07, a majority of the votes cast means that the number of shares voted “for” a Director must exceed the number of votes cast “against” that Director. If a Director is not elected, the Director shall offer to tender his or her resignation to the Board, subject to acceptance by the Board. The Nominating and Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject such a resignation or whether other action should be taken. The Board will act on such Committee's recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. A Director who tenders his or her resignation will not participate in the Board's decision with respect thereto. If, in any election of Directors in which the number of Director nominees to be elected to the Board is equal to the number of Director positions to be filled by such election, the whole slate of Director nominees for election to the Board includes incumbent Directors who are not elected by a majority of the votes cast, such Directors are not required to submit a resignation in accordance herewith and shall continue to hold office until their successors are elected, which shall be as soon thereafter as convenient at a special meeting of shareholders called in accordance with these Bylaws for such purposes.

    Section 3.08. Nomination of Directors. (a) Only those persons who are nominated in accordance with this Section 3.08 shall be eligible for election as Directors. Nomination of persons for election to the Board of the Corporation may be made at a meeting of shareholders (i) by or at the direction of the Board, (ii) by a nominating committee appointed by the Board, or (iii) by any shareholder of the Corporation entitled to vote at the meeting for the election of Directors but only if the shareholder complies with Section 2.08 and this Section 3.08. The number of nominees a shareholder may nominate for election at the annual meeting (or in the case of one or more shareholders giving the notice on behalf of a beneficial owner, the number of nominees such shareholders may collectively nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. The fact that any person is properly nominated for election to the Board of the Corporation by or at the direction of the Board or a committee thereof shall not excuse or eliminate the need of a shareholder to comply with this Section 3.08 in order to properly nominate any person for election to the Board of the Corporation.

        (b)    In addition to other applicable requirements, for a nomination to be made by a shareholder, the shareholder must give the Secretary of the Corporation timely written notice as required by this Section 3.08(b). To be timely, a shareholder’s notice must be received at the principal office of the Corporation not less than ninety (90) days nor more than one-hundred twenty (120) days prior to the meeting at which the nomination is to be made. A shareholder’s notice to the Secretary must set forth as to each person whom the shareholder proposes to nominate (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the Corporation which are owned, beneficially or of record, by the person, (iv) such person’s executed written consent to being named as a nominee in the Corporation’s proxy statement filed on Schedule 14A with respect to the election of Directors and representation that such person will serve as a Director for the full term if elected, (v) a description of any derivative, short, hedged, borrowed, loaned or other economic interest in the shares of the Corporation held by such person (which information shall be required to be supplemented by such shareholder not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date), (vi) a description of all direct and indirect compensation or other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder, or other person on whose behalf the nomination is made, and their respective affiliates and associates, or other persons acting in concert therewith, on the one hand, and each proposed nominee and his or her respective affiliates and associates or other persons acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if shareholder making the nomination or other person on whose behalf the nomination is made, or any affiliate or associate thereof or other person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (vii) such person’s executed written representations that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed therein or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, and (viii) any other information relating to the person that would be required to be disclosed in a solicitation for proxies for election of Directors pursuant to Regulation 14A of the Exchange Act or any other filing with the SEC required to be made in connection with the solicitation of proxies for the election of Directors in a contested election pursuant to the SEC’s proxy rules. For the avoidance of doubt, a shareholder’s notice to the Secretary must also set forth the information required to be provided pursuant to Section 2.08(d) above. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a Director of the Corporation.
        (c)    Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election as a Director unless nominated in accordance with this Section 3.08, and, to the extent that a person is nominated for election as a Director by a shareholder of the Corporation, Section 2.08. Notwithstanding the foregoing provisions of this Section 3.08, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Corporation to present a nomination or proposed business advanced by such shareholder, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that such proposal is set forth in the Corporation’s proxy statement or proxy card, notice of meeting or other proxy materials and notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 3.08, to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager, partner or agent of such shareholder as set forth in a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders. Notwithstanding anything in these Bylaws to the contrary, unless otherwise required by law, if any shareholder or Shareholder Associated Person (i) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to any proposed nominee and (ii) subsequently (A) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such shareholder has met the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence) or (B) fails to inform the Corporation that they no longer plan to solicit proxies in accordance with the requirements of Rule 14a-19 under the Exchange Act by delivering a written notice to the Secretary at the principal offices of the Corporation within two (2) business days after the occurrence of such change in plans or intent, then the nomination of each such proposed nominee shall be disregarded, notwithstanding that the nominee is included as a nominee in the Corporation’s proxy statement or proxy card, notice of meeting or other proxy materials for any annual meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). Upon request by the Corporation, if any shareholder or Shareholder Associated Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such shareholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it or such Shareholder Associated Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act. Notwithstanding anything to the contrary set forth herein, and for the avoidance of doubt, the nomination of any person whose name is included as a nominee in the Corporation’s proxy statement or proxy card, notice of meeting or other proxy materials for any annual meeting (or any supplement thereto) as a result of any notice provided by any Shareholder Associated Person pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to such proposed nominee and whose nomination is not made by or at the direction of the Board or any authorized committee thereof shall not be deemed (for purposes of this Section 3.08 or otherwise) to have been made pursuant to the Corporation’s notice of meeting (or any supplement thereto) and any such nominee may only be nominated by a shareholder of the Corporation in full compliance with this Section 3.08 and Section 2.08. If the chairman of the meeting at which a nomination is made should find that the facts warrant a determination that the nomination is not made in accordance with this Section 3.08 or Section 2.08, as applicable, he shall so declare to the meeting, and the nomination shall be disregarded.

    Section 3.09. Place of Meetings. Meetings of the Board, regular or special, may be held either within or without the State of Texas.

    Section 3.10. First Meetings. The first meeting of a Board after Directors are elected at an annual meeting of shareholders shall be held, without further notice, immediately following the annual meeting of shareholders. The meeting shall be held at the same place as the annual shareholders meeting unless by written unanimous consent the time or place for the meeting shall be changed by the Directors serving after the shareholders meeting.

    Section 3.11. Regular Meetings. Regular meetings of the Board may be held without notice at such time and place as shall, from time to time, be determined by the Board.

    Section 3.12. Special Meetings. (a) Special meetings of the Board may be called by the Chairman of the Board, the President or the Secretary. Special meetings shall be called by the Chairman, the President or the Secretary in like manner and on like notice upon the written request of any Director.

        (b)    Written notice of the place, day and hour of any special meeting of the Board shall be delivered to each Director not less than twenty-four (24) hours before the date of the meeting, delivery to be by personal delivery, mail, telecopier, facsimile or electronic transmission, or a national recognized overnight delivery service. If mailed or sent by overnight delivery service, notice shall be deemed delivered when deposited in the United States mail or given to the delivery service. Notice by telecopier, facsimile or electronic transmission shall be deemed delivered when sent.

        (c)    Except as otherwise expressly provided by law or by the Certificate or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting of the Board need be specified in a notice or waiver of notice.

    Section 3.13. Quorum; Majority Vote. (a) At all meetings of the Board of Directors, a majority of the Board fixed by these Bylaws shall constitute a quorum for the transaction of business. The act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board, except as otherwise specifically provided by law or by the Certificate or these Bylaws.

        (b)    Anything herein to the contrary notwithstanding, any alteration, amendment, or repeal of subsections (a), (b) or (c) of Section 2.10 or of Sections 3.02, 3.03, 3.04, 3.07, 3.13 or 7.10 of these Bylaws, or adoption of any bylaw provision inconsistent therewith, by the Board shall require the affirmative vote of two-thirds of the full Board.

        (c)    If a quorum is not present at a meeting of the Board, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

    Section 3.14. Compensation. The Board shall have authority to establish policies for the compensation, including fees and reimbursement of expenses, for services that the Directors provide to the Corporation. No such payments nor any equity grants shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

    Section 3.15. Procedure. (a) The Board shall cause regular minutes of its proceedings to be kept. The minutes shall be placed in the minute book of the Corporation.

        (b)    A Director who is present at a meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his written dissent with the secretary of the meeting before the adjournment thereof or send his or her dissent by registered or certified mail to the Secretary of the Corporation immediately after adjournment of the meeting. A Director who voted in favor of any action may not thereafter dissent from such action.

    Section 3.16. Interested Directors, Officers and Shareholders. (a) Any contract or other transaction between the Corporation and any of its Directors, officers or shareholders (or any corporation or firm which any of them are directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of such Director, officer or shareholder at the meeting at which such contract or transaction is authorized, or his or her participation in such meeting or authorization.

        (b)    Subsection (a) of this Section 3.16 shall, however, apply only if the interest of each Director, officer or shareholder is known or disclosed:

            (1)    to the Board of Directors and the Board, nevertheless, authorizes or ratifies the contract or transaction by a majority of the Directors present, each such interested person to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote; or

            (2)    to the shareholders and they, nevertheless, authorize or ratify the contract or transaction by a majority of the shares present, each such interested person to be counted for quorum and voting purposes.

        (c)    This Section 3.16 shall not be construed to invalidate any contract or transaction which would be valid in the absence of this provision.

    Section 3.17. Committees of the Board. (a) By resolution adopted by a majority of the full Board of Directors, the Board may designate from among its members one or more committees, each of which, to the extent provided in the resolution, shall have and may exercise all of the authority of the Board in the business and affairs of the Corporation except were action by the Board is required by law, the Certificate or these Bylaws.

        (b)    Each committee shall consist of one or more Directors appointed by resolution adopted by a majority of the full Board. Each committee member shall serve as such until the expiration of his or her term as a Director or their earlier resignation unless sooner removed as a committee member or as a Director.

        (c)    The number of members of any committee may be increased or decreased from time to time by resolution adopted by a majority of the full Board. The Board shall have the power at any time to fill any vacancy in, to change the membership of, or to dissolve, any committee.

        (d)    Regular meetings of any committee may be held without notice at such time and place as may be designated from time to time by resolution of the committee and communicated to all committee members.

        (e)    A special meeting of any committee may be held whenever called by any committee member at such time and place that such committee member shall designate in the notice of such special meeting. The committee member calling any such special meeting shall cause notice of such special meeting to be given to each committee member at least twelve (12) hours before such special meeting. Notice may be either written or oral. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.

        (f)    At all meetings of any committee a majority of the number of committee members designated by the Board of Directors shall constitute a quorum for the transaction of business. The act of a majority of the committee members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by law, the Certificate or these Bylaws. If a quorum is not present at a meeting of any committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

        (g)    Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors upon the request of the Board. The minutes of the proceedings of each committee shall be placed in the minute book of the Corporation.

        (h)    Any action required or permitted to be taken at any meeting of a committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the committee. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent shall be placed in the minute book.

        (i)    Members of any committee designated by the Board may participate in or hold a meeting by use of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

        (j)    The designation of any committee and the delegation of authority to it shall not operate to relieve the Board, or any member thereof, of any responsibility imposed upon it or him by law.

    Section 3.18.    Advisory Directors. (a) The Board, by resolution adopted by not less than a majority of the Directors then in office, may from time to time appoint such number of individuals as it may deem appropriate to serve as Advisory Directors at the pleasure of the Board. Advisory Directors may be given such designations (including without limitation “Advisory Director,” “Director Emeritus” or “Honorary Directors”) as the Board may from time to time designate. Advisory Directors are not, and shall not have the duties and responsibilities of, Directors of the Corporation, and the terms “Directors” or “members of the Board of Directors” as used in these Bylaws shall not be deemed to mean or include Advisory Directors.

        (b)    Without limiting the generality of the foregoing, Advisory Directors shall not be entitled (i) to receive any notice of any meeting of the Board of Directors, (ii) to attend any meeting of the Board of Directors except at the invitation of the Board, (iii) to vote on any matter presented for action by the Board of Directors or, except at the invitation of the Board, to participate in the consideration of any such matter or the formulation or determination of corporate policy, (iv) to receive any non-public information regarding the business or affairs of the Corporation or any matters presented for action or consideration by the Board of Directors, or (v) to receive any compensation for serving as an Advisory Director except as the Board of Directors may otherwise determine by resolution.

        (c)    At the discretion of the Board of Directors, an Advisory Director may be deemed a Director as that term is used in any equity plan of the Corporation, in order to qualify such Advisory Director for the continued holding of equity, the term of which would otherwise expire as a result of the termination of Director status.

Article 4: Notice and Attendance through Use of Electronic Equipment

    Section 4.01. Method. Whenever by law or the Certificate or these Bylaws, notice is required to be given to a Director, shareholder or committee member and no provision is made as to how the notice shall be given, notice may be given (i) in writing, by mail, postage prepaid, addressed to the Director, committee member or shareholder at the address appearing on the books of the Corporation, (ii) by facsimile or other electronic transmission of the same, or (iii) in any other method permitted by law. Any notice given by mail shall be deemed given at the time when the same is thus deposited in the United States mails.

    Section 4.02. Waiver. (a) Whenever, by law or the Certificate or these Bylaws, notice to a Director, committee member or shareholder is required, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice.

        (b)    Attendance of a Director or committee member at a meeting shall constitute a waiver of notice of such meeting, except where a Director or member attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

    Section 4.03. Telephone and Similar Meetings. Directors and committee members may participate in and hold a meeting by means of telephone conference, video conferencing, or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such meeting shall constitute presence in person at the meeting except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Article 5: Officers and Agents

    Section 5.01. Number; Qualification; Election; Term. (a) The Corporation shall have:

            (1)    a President, a Vice President, a Secretary and a Treasurer, and

            (2)    such other officers (including additional vice presidents) and assistant officers and agents as the Board may think necessary.

        (b)    No officer or agent need be a shareholder or a Director of the Corporation or a resident of Texas.

        (c)    Officers named in Section 5.01(a)(1) shall be elected by the Board on the expiration of an officer’s term or whenever a vacancy exists. Officers and agents named in Section 5.01(a)(2) may be elected by the Board at any meeting.

        (d)    Unless otherwise specified by the Board at the time of election or appointment, or in an employment contract approved by the Board, each officer’s term shall end at the first meeting of Directors after the next annual meeting of shareholders. Each officer shall serve until the end of his term or his earlier death, resignation or removal.

        (e)    Any two or more offices may be held by the same person, except that the President and the Secretary shall not be the same person.

    Section 5.02. Removal. Any officer or agent elected or appointed by the Board may be removed by the Board whenever in its judgment the best interests of the Corporation will be served thereby. Removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

    Section 5.03. Vacancies. Any vacancy occurring in any office of the Corporation may be filled by the Board.

    Section 5.04. Authority. Officers and agents shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws or as may be determined by resolution of the Board not inconsistent with these Bylaws.

    Section 5.05. Compensation. The compensation of officers and agents shall be fixed from time to time by the Board.

    Section 5.06. Chairman of the Board. The Corporation may have an executive chairman of the Board. If a Chairman of the Board is elected, he or she shall support and assist the Company’s Chief Executive Officer in the areas of corporate planning and development and shall preside at all meetings of the Shareholders and the Board. The Chairman shall also perform such other duties as may be prescribed by the Board from time to time. If no Chairman is elected, the duties of that office shall be performed by the President unless the Board provides otherwise.

    Section 5.07. Chief Executive Officer. The Corporation may have a Chief Executive Officer. If a Chief Executive Officer is appointed, such person shall supervise, control and have general and active management of the day-to-day business and affairs of the Corporation and shall perform such other duties as may be prescribed by the Board from time to time. If no Chief Executive Officer is appointed, the duties of that office shall be performed by the President unless the Board provides otherwise.

    Section 5.08. President. The President shall have such powers and responsibilities and shall perform such duties as delineated by the Board or the Chief Executive Officer.

    Section 5.09. Vice President and Other Officers. Subject to such limitations as the Board may from time to time prescribe, all of the other officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers as from time to time may be conferred by the Chief Executive Officer or the Board.

    Section 5.10. Secretary. (a) The Secretary shall attend all meetings of the Board and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose.

        (b)    The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board.

        (c)    The Secretary shall keep in safe custody the seal of the Corporation and, when authorized by the Board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his or her signature or by the signature of the Treasurer or an Assistant Secretary.

        (d)    The Secretary shall be under the supervision of the President. Such person shall perform such other duties and have such other authority and powers as the Board may from time to time prescribe or as the President may from time to time delegate.

    Section 5.11. Assistant Corporate Officers. (a) The Board may elect an Assistant Secretary and Assistant Treasurer and such additional assistant corporate officers as it may from time to time find necessary.

        (b)    Each assistant corporate officer shall perform the duties of the principal officer to whom he or she is an assistant if the principal office is vacant or if the principal officer is absent or unable to act, as well as such other duties as the Board may from time to time prescribe.

    Section 5.12. Treasurer. (a) The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board.

        (b)    The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the Corporation.

        (c)    If required by the Board, the Treasurer shall give the Corporation a bond in such form, in such sum, and with such surety or sureties as shall be satisfactory to the board for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under their control belonging to the corporation.

        (d)    The Treasurer shall perform such other duties and have such other authority and powers as the Board may from time to time prescribe or as the Chief Executive Officer or President may from time to time delegate.

Article 6: Certificates and Shareholders

    Section 6.01. Certificates. Certificates in the form determined by the Board shall be delivered representing all shares to which shareholders are entitled, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s shares shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Certificates representing shares of the Corporation shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof the holder’s name, the number and class of shares, the par value of shares or a statement that such shares are without par value, and such other matters as may be required by law. Certificates shall be signed by the Chairman of the Board, the President or a Vice President and such other officer or officers as the Board shall designate from time to time, and may be sealed with the seal of the Corporation or a facsimile thereof. If the Corporation has a transfer agent or registrar acting on its behalf, the signature of such officer or representative thereof may be delivered via facsimile or other acceptable electronic transmission.

    Section 6.02. Replacement of Lost or Destroyed Certificates. The Board may direct (i) a new certificate or certificates or (ii) uncertificated shares to be issued in place of any certificate previously issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the loss or destruction. In so doing the Board may, in its discretion and as a condition precedent to the issuance, (i) require the owner of the lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or (ii) to give the Corporation a bond (with a surety or sureties satisfactory to the Corporation) in such sum as it may direct, as indemnity against any claim, or expense resulting from any claim, that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

    Section 6.03. Transfer of Shares. Shares of the Corporation shall be transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney. Upon surrender to the Corporation or its transfer agent of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation or its transfer agent shall issue a new certificate or evidence of the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the shareholder entitled thereto and the transaction shall be recorded upon the books of the Corporation. The Board may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.

    Section 6.04. Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by law.

    Section 6.05. Pre-Emptive Rights. No shareholder shall have pre-emptive rights.

    Section 6.06. Repurchased and Treasury Stock. The Board and the officers and agents of the Corporation shall be authorized at any time to purchase any outstanding shares or bonds of the Corporation from the surplus of the Corporation or from the net profits arising from its business, and that the officers or agents of the Corporation shall be permitted to consider repurchased shares of the Corporation as cancelled or as treasury shares or to otherwise dispose of them upon such terms as the officers or agents of the corporation in their discretion may determine is in the best interests of the Corporation.

    Section 6.07. Dividends and Reserves. (a) Subject to statute and the Articles, dividends may be declared by the Board at any regular or special meeting and may be paid in cash, in property, or in shares of the Corporation. The declaration shall be at the discretion of the Board.

        (b)    The Board may fix in advance a record date for the purpose of determining shareholders entitled to receive payment of any dividend, the record date to be not more than fifty (50) days prior to the payment date of such dividend, or the Board may close the stock transfer books for such purpose for a period of not more than fifty (50) days prior to the payment date of such dividend. In the absence of any action by the Board, the date upon which the Board adopts the resolution declaring the dividend shall be the record date.

        (c)    By resolution the Board may create such reserve or reserves out of the earned surplus of the Corporation as the Directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for any other purpose they think beneficial to the Corporation. The Board may modify or abolish any such reserve in the manner in which it was created.

Article 7: General Provisions

    Section 7.01. Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and the Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

    Section 7.02. Annual Statement. The Board shall present at each annual meeting of shareholders a full and clear statement of the business and condition of the Corporation, including a reasonably detailed balance sheet, income statement, and surplus statement.

    Section 7.03. Contracts. The Board may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to a specific instance.

    Section 7.04. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be delegated to certain officers of the Corporation in general or confined to a specific instance.

    Section 7.05. Checks, drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board.

    Section 7.06. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board may select.

    Section 7.07. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board.

    Section 7.08. Seal. The seal of the Corporation (of which there may be one or more exemplars) shall contain the name of the Corporation and the name of the state of incorporation. The seal may be used by impressing it or reproducing a facsimile of it, or otherwise.

    Section 7.09. Resignation. Any officer or agent may resign by giving written notice to the President or the Secretary. The resignation shall take effect at the time specified therein, or immediately if no time is specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

    Section 7.10. Amendment to Bylaws. (a) Subject to Section 7.10(b), these Bylaws may be altered, amended or repealed or new bylaws may be adopted (subject to the shareholders repealing or changing the action of the Board, or making new bylaws, at an annual or special meeting called and held as provided in these Bylaws) at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the Directors present at such meeting, provided notice of the proposed alteration, amendment or repeal is contained in the notice of such meeting.

        (b)    The Board of Directors may not amend or repeal a particular Bylaw if the shareholders, in amending, repealing or adopting that particular Bylaw, expressly provide that the Directors may not amend or repeal that Bylaw.

    Section 7.11. Construction. (a) Unless context requires otherwise, as used in these Bylaws:

            (1)    words of the masculine gender include the feminine, and words in the singular number include the plural and in the plural number include the singular, and

            (2)    references to a “Section” or an “Article” are to the given section or article of these Bylaws.

        (b)    Article and section headings are used in these Bylaws primarily for convenience and shall not be construed as limiting the effect any provision would otherwise have.

        (c)    If any provision of these Bylaws is held by a court of competent jurisdiction to be invalid, such invalidity shall not impair or invalidate any remaining provision of these Bylaws and, insofar as reasonable and possible, effect shall be given to the intent manifested by the provision held to be invalid.

    Section 7.12. Relation to Laws and Certificate. These Bylaws shall be subject to all valid and applicable laws, including specifically (but without limitations) the Texas Business Corporation Act, as now or hereafter amended, and the Corporation’s Certificate.

Section 7.13. Dispute Resolution.

(a)    Unless the Corporation consents in writing to the selection of an alternative forum, the district courts of the State of Texas in Tarrant County shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Corporation to the Corporation’s shareholders, (c) any action asserting a claim arising pursuant to the Texas Business Organizations Code or the Corporation’s Certificate of Formation or Bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine of the State of Texas; provided, however, that, in the event that the district courts of the State of Texas in Tarrant County lack jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Texas in Tarrant County. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm, and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity having, purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 7.13(a). Further, the district courts of the State of Texas in Tarrant County (or, in the event that the district courts of the State of Texas in Tarrant County lack jurisdiction over any such action or proceeding, the state and federal courts located within the State of Texas in Tarrant County) shall have exclusive jurisdiction to determine any dispute, claim or action brought against the Corporation by any current or former director, officer or other person entitled or purported to be entitled to indemnification from the Corporation by reason of the fact that he or she (or a person for whom he or she is a representative) is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation in any position or capacity for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, whether pursuant to the Corporation’s Certificate of Formation, these Bylaws or contractual agreement, with respect to any claims thereunder.

(b)    Unless the Corporation consents in writing to the selection of an alternative forum, the U.S. District Court for the Northern District of Texas, Fort Worth Division shall be the sole and exclusive forum for (a) any action asserting a claim arising under the U.S. Securities Act of 1933, as amended, or the rules and regulations thereunder, the U.S. Securities Exchange Act of 1934, as amended, or the rules and regulations thereunder or any other federal securities law, or the rules and regulations thereunder against the Corporation or any current or former director, officer or other employee of the Corporation; provided, however, that, in the event that the U.S. District Court for the Northern District of Texas, Fort Worth Division lacks jurisdiction or proper venue over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another U.S. District Court having such jurisdiction. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm, and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity having, purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 7.13(b).

Article 8: Indemnification

    Section 8.01. Indemnification; Insurance. The Corporation shall indemnify to the full extent permitted by law any person who is made or threatened to be made a defendant or respondent in any action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, or in any appeal in such an action, suit or proceeding, by reason of the fact that he or she is or was a Director, advisory director or officer of the Corporation or of any other company at the request of the Corporation or is or was serving at the Corporation’s request as an officer, managing partner or in any other position of authority in the operation of a partnership, limited partnership or joint venture in which the Corporation has or had a substantial direct or indirect interest (collectively referred to hereinafter as “Indemnified Persons”), against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnified Persons in connection with any such action, suit or proceeding. The Corporation shall advance, pay and reimburse (as applicable) expenses to Indemnified Persons to the full extent permitted by law. The Corporation may, to the extent permitted by law, purchase and maintain insurance, create a trust fund, establish any form of self-insurance, secure its indemnity obligation by grant of a security interest or other lien on the assets of the Corporation, establish a letter of credit, guaranty or surety arrangement, or other arrangement on behalf of Indemnified Persons against any liability asserted against such persons in their capacities as described above, whether or not the Corporation would have the power to indemnify such Indemnified Persons against such liability. No amendment to or rescission of this Article shall affect the rights of any of the Indemnified Persons to indemnification or the advancement, payment or reimbursement of expenses required by this bylaw growing out of any act, transaction, event or circumstance which occurred before such amendment or rescission.

Article 9: Transition Provisions

    Section 9.01. Prior Bylaws. (a) The Bylaws of the Corporation (the “Prior Bylaws”) in effect upon adoption of these Bylaws are hereby amended and, as amended, restated in their entirety by these Bylaws.

        (b)    Action validly taken under the Prior Bylaws remains valid.

    Section 9.02. Directors and Officers. Each Director, officer and committee member elected or appointed pursuant to the Prior Bylaws and in office upon adoption of these Bylaws shall continue in office for the term to which elected or appointed pursuant to the Prior Bylaws subject to resignation or removal as provided by these Bylaws.

    Section 9.03. Effect of Article 9. The provisions of this Article 9 control over any contrary provision of other Articles of these Bylaws.